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                                                                     EXHIBIT 2.3

                                   AMENDMENT
                                       TO
                    COMBINATION AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT TO COMBINATION AGREEMENT AND PLAN OF MERGER, dated as of August 29, 1996 (this "Agreement") is by and among NGC Corporation, a Delaware corporation ("NGC"), Chevron U.S.A. Inc., a Pennsylvania corporation ("Chevron") and Midstream Combination Corp., a Delaware corporation ("Newco").

                                   WITNESSETH

     WHEREAS, NGC, Chevron and Newco are parties to the Combination Agreement and Plan of Merger, dated as of May 22, 1996 (the "Combination Agreement") which provides for the strategic combination of NGC and substantially all of Chevron's and certain of its affiliates' midstream assets and certain other strategic relationships;

     NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

     1. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Combination Agreement.

     2. Amendment to Section 2.1. Section 2.1 is deleted in its entirety and the following new Section 2.1 is inserted in lieu thereof:

         2.1 Contribution of Assets and Assumption of Liabilities. At the Closing and immediately prior to the Effective Time (as defined herein), Newco and the Contributing Parties will execute and deliver the Contribution and Assumption Agreement in the form of Exhibit 2.1 hereto, pursuant to which the Contributing Parties will contribute the Contributed Businesses and the Contributed West Texas LPG Pipeline Business to Newco in exchange for (A) the issuance to Chevron of 38,623,210 shares of Newco Common Stock and 7,815,363 shares of Series A Participating Preferred Stock, (B) the assumption by Newco of the Assumed Liabilities, including the assumption by Newco of the Assumed Indebtedness in the amount of $155.373 million (subject to adjustment as provided in Section 2.3); and
     (C) the issuance of a promissory note to the Contributing Parties in a principal amount of $134.457 million (the amount of which reflects the changes set forth in Schedule 2.1(C) hereof) and in the form of Exhibit 2.1(C) hereto (the "Newco Note"), subject to adjustment as provided in
     Section 2.3. The consideration to be received by the Contributing Parties as described in this Section 2.1 is hereinafter called the "Consideration."

     3. Amendment to Section 2.2(a). Paragraph (a) of Section 2.2 is deleted in its entirety and the following new paragraph (a) of Section 2.2 is inserted in lieu thereof:
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         (a) Subject to the terms and conditions of this Agreement, a certificate of merger in the form of Exhibit 2.2(a) (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Newco, which will be the Surviving Corporation in the Merger, and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as soon as practicable after NGC stockholder approval of the Combination. The Merger shall become effective on the date and at the time specified in the Certificate of Merger (the "Effective Time").

     4. Amendment to Section 2.3(h)(i)(B). Section 2.3(h)(i)(B) is amended to substitute $921,865 for $952,865 (the agreed monthly adjustment for the cash flow from the Non-Warren Businesses).

     5. Amendment to Contribution and Assumption Agreement. The Contribution and Assumption Agreement, attached to the Combination Agreement as Exhibit 2.1, is deleted in its entirety and the Contribution and Assumption Agreement attached hereto as Exhibit 2.1 is inserted in lieu thereof.

     6. Amendment to Certificate of Merger. The Certificate of Merger, attached to the Combination Agreement as Exhibit 2.2(a), is deleted in its entirety and the Certificate of Merger attached hereto as Exhibit 2.2(a) is inserted in lieu thereof.

     7. Schedules. The Schedules set forth on Exhibit 6 to this Amendment which were attached to the Combination Agreement on May 22, 1996 are hereby deleted in their entirety and the applicable Schedules attached to Exhibit 6 to this Amendment are inserted in lieu thereof and shall become, for all purposes, the applicable Schedules to the Combination Agreement.

     8. Waiver. With respect to the consent from The Alabama Great Southern Railroad (the "Specified Consent"), Chevron does not presently believe that it will be able to obtain such Specified Consent prior to the Closing, but does believe that it will obtain such Specified Consent subsequent to the Closing. NGC has agreed to waive its rights under Section 12.3(e) of the Combination Agreement and to effect the Combination notwithstanding the absence of such Specified Consent with respect to the assets affected by the Specified Consent (the "Affected Assets"), subject to the following:

           (a) During the period commencing on the Closing Date and continuing through the date on which the Preliminary Adjustment Schedule is due pursuant to Section 15.3 of the Combination Agreement (the "Consent Period"), Chevron shall use its best efforts to obtain the Specified Consent. In the event that Chevron is able to obtain the Specified Consent during the Consent Period on terms and conditions reasonably acceptable to Surviving Corporation or to transfer reasonably equivalent economic value therefor that is reasonably acceptable to the Surviving Corporation, then Chevron shall execute any supplemental conveyances as may be required, but no further action with respect to such Specified Consent shall be required. In the event that Chevron is unable to obtain any

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     such Specified Consent during the Consent Period, then the Affected Assets shall be deemed to be a Retained Asset (and Surviving Corporation shall promptly execute whatever reconveyance of such Affected Asset to Chevron as may be necessary, employing the same forms of conveyance employed in the transfer thereof to Newco), and it shall be deemed for all purposes relevant to the Combination Agreement and the Contribution Agreement as if such Affected Asset had constituted a Retained Asset as of the Closing and had never been conveyed to Newco.

           (b) From and after the reconveyance of the Affected Asset to Chevron, such Affected Asset shall be deemed to be a Retained Asset within the meaning of the Combination Agreement and subject to all applicable provisions thereof relating to Retained Assets (including specifically, but without limitation, Sections 2.4, 15.4 and 15.5.

The parties hereto acknowledge and agree that the waiver granted by NGC above shall not waive any other non-compliance with the terms and conditions of the Combination Agreement not authorized herein nor shall this Section 8 alter or modify any other right or obligation contained in the Combination Agreement not expressly altered or modified herein.

     9. Closing Date. In accordance with Section 3.1(B) of the Combination Agreement, the parties hereby agree that the Closing Date shall be August 31, 1996.

     10. Continued Effectiveness. Except as expressly modified by this Agreement, the provisions of the Combination Agreement shall remain in full force and effect.

     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which, when taken together, shall be deemed to constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to Combination
Agreement and Plan of Merger to be executed this 29th day of August, 1996.

                                    NGC CORPORATION


                                    By:____________________________________
                                    Printed Name:__________________________
                                    Title:_________________________________


                                    CHEVRON U.S.A. INC.


                                    By:____________________________________
                                    Printed Name:__________________________
                                    Title:_________________________________


                                    MIDSTREAM COMBINATION CORP.


                                    By:____________________________________
                                    Printed Name:__________________________
                                    Title:_________________________________

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